Execution Version

SECOND AMENDMENT TO MERGER AGREEMENT

THIS SECOND AMENDMENT TO MERGER AGREEMENT (this “Amendment”) is made and entered into as of January 29, 2007, by and among McJunkin Corporation, a West Virginia corporation (the “Company”), McJ Holding Corporation, a Delaware corporation (“Parent”), and Hg Acquisition Corp., a West Virginia corporation and a wholly owned subsidiary of Parent (“Merger Sub”).

W I T N E S S E T H:

WHEREAS, the Company, Parent and Merger Sub are parties to that certain Merger Agreement dated as of December 4, 2006, as amended (the “Agreement”); and

WHEREAS, the Company, Parent and Merger Sub desire to amend the Agreement, as hereinafter more particularly set forth;

NOW, THEREFORE, for and in consideration of the premises, the mutual covenants contained herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

1.    All capitalized terms used in this Amendment which are not otherwise defined herein are used with the same meaning attributed to such capitalized terms in the Agreement.

2.    Schedule I to the Agreement is hereby deleted in its entirety and replaced with Schedule I attached hereto.

3.    This Amendment may be executed in two or more separate counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

4.    Except as expressly set forth herein, the parties make no other amendment, alteration or modification of the Agreement nor do they, nor does any of them, by executing this Amendment, waive any provision of the Agreement or any right that they or it may have thereunder. Except as expressly set forth herein, the Agreement shall otherwise remain in full force and effect.

[The next page is the signature page]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

MCJUNKIN CORPORATION.

By	/s/ H.B. Wehrle III
Name: H.B. Wehrle III
Title: President and CEO

McJ HOLDING CORPORATION

By	/s/ Christine Vollertsen
Name: Christine Vollertsen
Title: Vice President

Hg ACQUISITION CORP.

By	/s/ Christine Vollertsen
Name: Christine Vollertsen
Title: Vice President

Signature Page for Second Amendment